================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [ ]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [X]

CHECK THE APPROPRIATE BOX:

[ ]   PRELIMINARY PROXY STATEMENT
[ ]   DEFINITIVE PROXY STATEMENT            [ ]  CONFIDENTIAL, FOR USE OF THE
[X]   DEFINITIVE ADDITIONAL MATERIALS            COMMISSION ONLY (AS PERMITTED)
[ ]   SOLICITING MATERIAL PURSUANT TO            BY RULE 14A-6(E)(2)
      RULE 14A-12


                                    ICO, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                           TRAVIS STREET PARTNERS, LLC
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

      (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
            NOT APPLICABLE

      --------------------------------------------------------------------------
      (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES: NOT APPLICABLE.

      --------------------------------------------------------------------------
      (3)   PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
            COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE
            AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW
            IT WAS DETERMINED): NOT APPLICABLE.

      --------------------------------------------------------------------------


77968.0003

      (4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (5)   TOTAL FEE PAID:  NOT APPLICABLE.

      --------------------------------------------------------------------------

[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      (1)       AMOUNT PREVIOUSLY PAID:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (2)       FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (3)       FILING PARTY:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (4)       DATE FILED:  NOT APPLICABLE.

      --------------------------------------------------------------------------

Sent:      Thursday, March 15, 2001 12:30 AM
Subject:   TSP mails letter to ICO shareholders

TSP MAILS LETTER TO ICO SHAREHOLDERS

In response to a letter issued by ICO management last week, Travis Street Partners LLC began mailing a letter to ICO shareholders this evening.

Click below to read the text of the TSP letter:

http://www.travisstreetpartners.com/FrameShareholder_letter_010314.htm

Please mail your GOLD proxy card today. We appreciate your support.

Respectfully,

TRAVIS STREET PARTNERS,  LLC
Tim Gollin,  Manager
Chris O'Sullivan,  Manager

If you have any questions or need assistance in voting your shares or changing your vote, please contact:



156 Fifth  Avenue
New York, New York 10010
proxy@mackenziepartners.com
(mailto:proxy@mackenziepartners.com)
(212) 929-5500 (call collect)
or
Toll-Free (800) 322-2885

[GRAPHIC OMITTED] - Picture

                                                  TRAVIS STREET PARTNERS, LLC
                                                 910 Travis Street Suite 2150
                                                         Houston, Texas 77002
                                                             fax 713 759 2040
                                                             TEL 713 759 2030
                                                 www.travisstreetpartners.com


                   IT'S YOUR CHOICE - VALUE FOR PACHOLDERS OR
                             VALUE FOR SHAREHOLDERS

Dear Fellow ICO Inc. Shareholder

ICO has announced that the 2001 Annual Meeting will be held at the Westchase Hilton at 9999 Westheimer, Houston, Texas on April 9, 2001, at 11:00 a.m. Central Daylight Savings Time.

By now you should have received our GOLD proxy card urging you to vote for the Travis Street Partners director slate. The TSP directors are committed to taking actions necessary to enhance shareholder value, including auctioning the company to the highest bidder.

THE PACHOLDER-LED BOARD OF DIRECTORS HAS ALREADY WATCHED THE PACHOLDERS SQUANDER 80% OF ICO'S MARKET VALUE. DON'T GIVE THEM ANOTHER CHANCE TO DEVALUE YOUR INVESTMENT EVEN FURTHER.

Travis Street Partners has been forthright in saying that we believe that ICO was undervalued and we were willing to buy ICO at a significant premium even before we publicly disclosed our ownership position. The Pacholder board of directors denied you the opportunity to accept a 69% - 108% premium price for your shares. WHAT IS AL PACHOLDER'S AGENDA ? TO KEEP HIS GRAVY TRAIN RUNNING ?

                      WHO REALLY WANTS TO ENHANCE VALUE FOR
                                  SHAREHOLDERS?

Al Pacholder talks about unlocking value for shareholders, but, based on his track record, his primary goal seems to have been to unlock the company's value for Pacholders and for Pacholders only: since they took over in 1995, Dr. and Mrs. Pacholders' combined salaries have shot upward by 278% and their severance packages have gone from $1.8 million to $7.9 million, a 440% increase - while tangible net worth per share skidded by more than 79%. LAST YEAR, ICO COULD HAVE ALMOST TRIPLED EARNINGS PER SHARE IF THE PACHOLDER FAMILY HAD NOT RECEIVED RAISES AND BONUSES.

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
                     WHO REALLY HAS A CONFLICT OF INTEREST?

Al Pacholder talks about Travis Street Partners having a conflict of interest. If our conflict of interest is that we expect to make money on our investment - he's darn right.

Let's talk about Al Pacholder's conflicts of interest.

o He negotiated transactions ostensibly in the best interests of ICO shareholders. WHO CAME OUT AHEAD ? AL PACHOLDER AND HIS WIFE SYLVIA, WHO GAVE THEMSELVES AS MUCH AS 31% VOTING CONTROL OF ICO WITHOUT INVESTING ONE RED CENT.

o He hired management ostensibly in the best interests of ICO shareholders. Who came out ahead? The Pacholder family: AL HIRED HIS WIFE, HIS DAUGHTER, HIS SON, AND HIS SON-IN-LAW TO RUN ICO, WHILE FIVE YEAR LOSSES OF MORE THAN $17 MILLION ACCUMULATED.

o Directors were chosen for ICO's board supposedly to represent the best interests of ICO shareholders. Who came out ahead? THREE DIRECTORS ARE NAMED PACHOLDER, TWO DIRECTORS ARE EMPLOYEES OF A PACHOLDER-OWNED COMPANY, AND ONE IS A DIRECTOR OF A MUTUAL FUND CALLED "PACHOLDER HIGH YIELD FUND, INC." Once again, the highest yields go to the Pacholders.


                THE PACHOLDERS SEEM TO BE THE ONLY PEOPLE MAKING
                                     MONEY!

ICO pays no dividends to common shareholders, and its stock had lost 80% of its value over the previous three years when we approached ICO with our initial proposal.

Today, our all-cash proposal would provide shareholders with a minimum of $2.65 per share and a maximum of $3.25 per share, depending on the final costs of severance packages for senior management including the Pacholders. We have stated publicly that we believe our proposal is a fair one, and we reaffirm our belief today.

Our director nominees, if elected, will support a sale of the Company to the highest bidder. That bidder could be TSP or it could be someone else. WHATEVER THE CASE, THE BEST WAY TO "UNLOCK" SHAREHOLDER VALUE IS TO GET AL PACHOLDER TO HAND OVER THE KEYS BEFORE HE DOES ANY MORE UNLOCKING FOR HIMSELF.

HELP US PULL THE RUG OUT FROM UNDER AL AND SYLVIA PACHOLDER BY ELECTING TSP DIRECTORS TO ICO'S BOARD. ICO'S VALUE BELONGS TO SHAREHOLDERS, NOT PACHOLDERS.

Please sign, date and return the enclosed GOLD proxy card to vote FOR the TSP nominees. If you have any questions or require assistance in voting your GOLD proxy card, please call MacKenzie Partners (800) 322-2885 Toll Free or (212) 929-5500 Call Collect.

Sincerely yours,
TRAVIS STREET PARTNERS, LLC
Christopher N. O'Sullivan, Manager
Timothy J. Gollin, Manager


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
                             PROTECT YOUR INVESTMENT
                           VOTE YOUR GOLD PROXY TODAY!

TSP NEWS 3/15

03/15/01 01:27 am EST

TSP MAILS LETTER TO ICO SHAREHOLDERS

In response to a letter issued by ICO management last week, Travis Street Partners LLC began mailing a letter to ICO shareholders this evening.

Click below to read the text of the TSP letter:

(http://www.travisstreetpartners.com/FrameShareholder_letter_010314.htm)

Please mail your GOLD proxy card today. We appreciate your support.

Respectfully,

TRAVIS STREET PARTNERS, LLC
Tim Gollin, Manager
Chris O'Sullivan, Manager

If you have any questions or need assistance in voting your shares or changing your vote, please contact:



MACKENZIE PARTNERS
156 Fifth Avenue New York, New York 10010 proxy@mackenziepartners.com (212) 929-5500 (call collect) or toll-free (800) 322-2885




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